UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2021, Reliant Bancorp, Inc. (“Reliant”) held a special meeting of its shareholders (the “Meeting”). Of the 16,574,646 shares of Reliant’s common stock issued and outstanding at the close of business as of October 22, 2021, the record date for the Meeting, shareholders representing a majority of the shares of Reliant’s common stock issued and outstanding and entitled to vote at the Meeting were present or represented by proxy at the Meeting, constituting a quorum for all matters to be presented at the Meeting.

The following is an overview of the three proposals that were submitted to the Reliant shareholders for approval at the Meeting (each of which proposals was described in greater detail in the definitive proxy statement filed by Reliant with the Securities Exchange Commission on October 25, 2021) and a tabulation of the votes with respect to each proposal.

Proposal 1: The Reliant shareholders approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 14, 2021, by and between United Community Banks, Inc. (“United”) and Reliant, pursuant to which Reliant will merge with and into United (the “merger”), with United as the surviving entity. The voting results on this proposal were as follows:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Common Stock	10,505,052	95,896	2,207	-

Proposal 2: The Reliant shareholders approved on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officers in connection with the merger. The voting results on this proposal were as follows:

	Votes For	Votes Against	Votes abstained	Broker Non-Votes
Common Stock	7,696,607	2,430,851	475,697	-

Proposal 3: The Reliant shareholders approved the motion to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Merger Agreement or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Reliant common stock. The voting results on this proposal were as follows:

	Votes For	Votes Against	Votes abstained	Broker Non-Votes
Common Stock	9,494,942	662,222	445,991	-

Although the foregoing Proposal 3 was approved, adjournment of the Meeting was not necessary or appropriate because Reliant’s shareholders approved the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: December 8, 2021
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman and Chief Executive Officer